EXECUTION VERSION
  Exhibit 10.1

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of September 16, 2019 (this “Forbearance Agreement”), is by and among Yuma Energy, Inc., Yuma Exploration and Production Company, Inc., Pyramid Oil LLC and Davis Petroleum Corp. (collectively, the “Borrowers” and each, a “Borrower”), The Yuma Companies, Inc. and Davis Petroleum Acquisition Corp., as guarantors (the “Guarantors”), the lender party to the Credit Agreement described below as Lender (the “Lender”), YE Investment LLC, a Delaware limited liability company, as Administrative Agent (in such capacity, the “Administrative Agent”). Each of the foregoing is referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Borrowers, the Guarantors, the Lender and the Administrative Agent are parties to the Credit Agreement dated as of October 26, 2016, as amended by the First Amendment to Credit Agreement and Borrowing Base Redetermination, dated as of May 19, 2017, the Limited Waiver and Second Amendment to Credit Agreement and Borrowing Base Redetermination, dated as of May 8, 2018, the Waiver and Third Amendment to Credit Agreement, dated as of July 31, 2018, and the Successor Agent and Issuing Bank Agreement dated as of September 10, 2019 (as amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms that are used herein and not defined herein shall have the meanings given to such terms in the Credit Agreement);

WHEREAS, the Loan Parties and the Lender acknowledge that certain Defaults and Events of Default have occurred, each as more specifically described in Exhibit A attached hereto (each, a “Specified Default” and collectively, the “Specified Defaults”);

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lender forbear during the Forbearance Period (as defined below) from exercising their respective rights and remedies under the Loan Documents arising as a result of the occurrence of the Specified Defaults; and

WHEREAS, the Administrative Agent (acting at the direction of the Lender), and the Lender have agreed to grant such forbearance on the terms and subject to the conditions set forth in this Forbearance Agreement.

NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.                      Incorporation of Recitals. The Loan Parties and the Lender acknowledge that the recitals set forth above are true and correct in all material respects.

Section 2.                      Forbearance.

(a)             Forbearance Period. The “Forbearance Period” shall commence on the Forbearance Agreement Effective Date (as defined below) and shall terminate immediately and automatically upon the earlier to occur of (i) October 26, 2019, at 11:59 p.m. Eastern Time and (ii) the termination of this Forbearance Agreement pursuant to Section 2(b) below.

(b)           Termination Events. The Forbearance Period shall terminate upon the occurrence of any of the following events or circumstances (each, a “Termination Event”):

(i) any Loan Party’s failure to perform or observe any of its agreements contained in this Forbearance Agreement or any document delivered in connection herewith in any material respect;

(ii) any representation or warranty contained in this Forbearance Agreement or any document delivered in connection herewith shall be false or misleading in any material respect; or

(iii) a Default or Event of Default other than a Specified Default shall occur.

(c)           Forbearance. Subject to the terms of this Forbearance Agreement and only so long as no Termination Event shall have occurred, the Administrative Agent and the Lender hereby agree to forbear during the Forbearance Period from exercising their respective rights and remedies under or in connection with any or all of the Loan Documents against the Borrowers or their Subsidiaries (in any capacity, including as Guarantors) at law, in equity, or otherwise, arising from the Specified Defaults. Notwithstanding the foregoing, the forbearance granted by the Administrative Agent and the Lender pursuant hereto shall not constitute and shall not be deemed to constitute a waiver of any of the Specified Defaults or of any other Default or Event of Default under the Loan Documents. In addition, each Specified Default shall continue to constitute an actionable Event of Default for the purpose of triggering all limitations, restrictions, or prohibitions on certain actions that may not be taken, omitted or otherwise acquiesced to by or on behalf of the Loan Parties pursuant to the Loan Documents during the continuance of an Event of Default. Upon the termination of the Forbearance Period, the Administrative Agent’s and the Lender’s agreement hereunder to forbear shall terminate automatically without further act or action by the Administrative Agent or the Lender, and the Administrative Agent and the Lender shall be entitled immediately to exercise any and all rights and remedies available to it or them under the Loan Documents and this Forbearance Agreement, at law, in equity, or otherwise.

(d)           Fees and Expenses. During the Forbearance Period, the Borrowers shall, within thirty (30) Business Days of receipt of an invoice therefor, pay all reasonable and invoiced out-of-pocket costs and expenses incurred by the Administrative Agent or the Lender (including the reasonable and invoiced fees, charges and disbursements of outside counsel for the Administrative Agent or the Lender) unless the Administrative Agent has agreed in writing in its sole discretion that such payment may be made at a later date. Each Borrower acknowledges and agrees that all such expenses are being incurred in connection with a restructuring or workout, as such terms are used in Section 9.3 of the Credit Agreement.

(e)           Tolling of Statute of Limitation. The Parties agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Administrative Agent or the Lender may be entitled to take or bring in order to enforce its rights and remedies against the Borrowers are, to the fullest extent permitted by applicable law, tolled and suspended during the Forbearance Period.

(f)           Certain Remedies. Without limitation of the terms and conditions of the Credit Agreement and the other Loan Documents, during the Forbearance Period, (i) no Borrower may request the making of any Loans or the issuance of any Letters of Credit, (ii) a Borrower’s right to select an interest rate based on Adjusted LIBO Rate shall be suspended, and (iii) interest on (x) the unpaid principal amount of the Loans and (y) any amounts not paid by any Loan Party when due under the Loan Documents shall, in each case, accrue at a rate per annum equal to two percent (2%) plus the rate applicable to Base Rate Borrowings as provided in Section 2.12 of the Credit Agreement; provided, however, that, if the Secured Obligations are paid in full on or before October 26, 2019, the portion of the accrued and unpaid interest as of such payment date in excess of the amount of interest that would have accrued at the rate applicable to Base Rate Borrowings as provided in Section 2.12(a) of the Credit Agreement shall be waived by the Lender.

Section 3.                      Covenants. Notwithstanding any provisions to the contrary contained in the Loan Documents, each Loan Party hereby covenants and agrees that, during the Forbearance Period, it shall perform, observe and comply with each of the following covenants:

(a)           Compliance with Loan Documents; Limited Waiver. Each Loan Party shall perform, observe and comply with each covenant, agreement and term contained in the Credit Agreement and the other Loan Documents (except as expressly modified by this Forbearance Agreement); provided, however, that notwithstanding anything to the contrary in the Credit Agreement, this Forbearance Agreement, or any other Loan Documents, during the Forbearance Period the Borrowers and their Subsidiaries (in any capacity, including as Guarantors), shall not be required to perform, observe or comply with (i) Section 2.12(d) of the Credit Agreement, and all interest that would otherwise have been payable by the Borrowers thereunder shall accrue during the Forbearance Period and, upon the expiration or termination of the Forbearance Period, be payable in accordance with the terms of the Credit Agreement, (ii) Sections 2.10(c)(i), (ii) and (iii) of the Credit Agreement, and all principal prepayments that would otherwise have been payable by the Borrowers thereunder shall be deferred during the Forbearance Period until the expiration or termination of the Forbearance Period (together with all accrued and unpaid interest thereon), (iii) Section 5.4 (“Payment of Obligations”) of the Credit Agreement to the extent such Section requires compliance by the Borrowers or the Subsidiaries with Sections 2.10(c)(i), 2.10(c)(ii) and 2.10(c)(iii) of the Credit Agreement, (iv) Section 5.10 of the Credit Agreement; (v) Section 5.14 of the Credit Agreement; (vi) Section 5.15(b)(3) of the Credit Agreement; (vii) Section 5.15(c) of the Credit Agreement; (viii) Section 6.1 (“Financial Covenants”) of the Credit Agreement; and (ix) Section 6.19 of the Credit Agreement. Each Loan Party acknowledges and agrees that the limited consent and waiver contained in this Section 3 shall not waive or amend (or be deemed to be or constitute an amendment to, waiver of or consent with respect to) any other covenant, term or provision in the Credit Agreement or any other Loan Document or hinder, restrict or otherwise modify the rights and remedies of the Administrative Agent or the Lender following the occurrence of any present or future Default or Event of Default under the Credit Agreement or any other Loan Document.

Section 4.                      Representations, Warranties and Acknowledgments of the Loan Parties. Each Loan Party hereby represents and warrants and acknowledges to the Administrative Agent and the Lender that, as of the Forbearance Agreement Effective Date:

(a)           Power and Authority. Such Loan Party has the corporate power to execute, deliver and carry out the terms and provisions of this Forbearance Agreement, and such Loan Party has taken all necessary corporate action (including any consent of holders of the Equity Interests in such Loan Party required by applicable law or by its Organization Documents) to authorize the execution, delivery and performance of this Forbearance Agreement.

(b)           Enforceability. This Forbearance Agreement, when executed and delivered by each Party hereto, constitutes or will constitute the authorized, valid and legally binding obligations of such Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity.

(c)           No Violation of Agreements; Absence of Conflicts. The execution and delivery of this Forbearance Agreement, the consummation of the transactions contemplated hereunder and compliance with the terms and provisions of this Forbearance Agreement, in each case, by such Loan Party, will not:

(i)           require any consent or approval, governmental or otherwise, not already obtained (other than in connection with the recordation of any New Mortgage Document);

(ii)           violate any applicable law or judgment respecting such Loan Party or any of its Subsidiaries;

(iii)           conflict with, result in a breach of, or constitute a default under, the Organization Documents of such Loan Party or any of its Subsidiaries, or under any indenture, agreement, license or other instrument to which such Loan Party or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound; or

(iv)           result in, or require the creation or imposition of, any Lien upon or with respect to any property now owned or hereafter acquired by such Loan Party or any of its Subsidiaries (other than any such Lien granted to the Administrative Agent).

(d)             Amounts Owing; No Defenses. The Borrowers and the other Loan Parties are indebted to the Lender in an aggregate amount equal to (i) the aggregate principal amount of Loans outstanding under the Credit Agreement (which, as of September 10, 2019 was an amount equal to U.S.$32,805,517.85) plus accrued and unpaid interest thereon, plus (ii) all reasonable and invoiced out-of-pocket costs and expenses incurred by the Administrative Agent (A) in connection with the preparation, negotiation, execution and delivery of this Forbearance Agreement, or (B) in connection with the Credit Agreement and the other Loan Documents or (in connection with the Loans made under the Credit Agreement, including all costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans, as and to the extent set forth in Section 9.3 of the Credit Agreement plus (iii) other amounts that may be due for reimbursement under the Credit Agreement. The Borrower acknowledges and agrees that such amounts are outstanding without defense, offset or counterclaim. As of the date hereof, the LC Exposure is $0.

(e)           Collateral. The collateral covered by the Security Documents, including, without limitation, each Mortgaged Property, is unimpaired by this Forbearance Agreement and the Loan Parties have granted to the Administrative Agent, valid, binding, perfected, enforceable Liens (subject to Permitted Encumbrances) in the Mortgaged Properties and other collateral covered by the Security Documents and such Liens are not subject to encumbrance since the execution of the Credit Agreement to which the Lender and/or Administrative Agent have not consented to or otherwise been notified regarding (subject to Permitted Encumbrances) (the “Collateral”).

(f)           Borrowing Base. The Borrowing Base is $32,805,517.85 and such Borrowing Base shall remain in effect until a reduction or adjustment made in accordance with the Credit Agreement.

Section 5.                      Debt Reduction Process. On the Forbearance Agreement Effective Date, the Borrowers shall in good faith use their commercially reasonable efforts to diligently negotiate certain amendments and modifications to the agreements to which the Borrowers are a party, including, without limitation, those set forth on Schedule A attached hereto, in order to improve the financial condition of the Borrowers and their Subsidiaries.

Section 6.                      Conditions to Effectiveness of this Agreement. This Forbearance Agreement shall become effective (the date of such effectiveness being referred to herein as the “Forbearance Agreement Effective Date”) upon the satisfaction of each of the following conditions:

(a)           This Agreement. The Lender and each Loan Party shall have executed and delivered to the Administrative Agent this Forbearance Agreement.

(b)           Representations. The representations and warranties in this Forbearance Agreement shall be true and correct in all material respects, provided that such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in the Credit Agreement or such other Loan Document.

Section 7.                      Notice of Termination Events. The Borrowers shall provide notice to the Administrative Agent, as soon as possible but in any event within one (1) Business Day of the occurrence of any Termination Event, which notice shall state that such event occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such event. For the avoidance of doubt, the occurrence of a Termination Event is not contingent on whether Borrowers have provided such notice. Such notice shall be delivered by electronic mail to:

YE Investment LLC
c/o Red Mountain Capital Partners LLC
10250 Constellation Blvd, Suite 2300
Los Angeles, CA 90067
Attention: Willem Mesdag
Email: wmesdag@redmtncap.com

All notices given in accordance with the provisions of this Section 7 shall be deemed to (a) have been given on the date of receipt and (b) satisfy and supersede the Administrative Agent notice instructions set forth in Section 9.1 of the Credit Agreement.

Section 8.                      Notice of Specified Defaults. The Loan Parties (i) acknowledge that the Specified Defaults have occurred and are continuing, (ii) agrees that this Forbearance Agreement shall constitute written notice of the Specified Defaults for purposes of satisfying the notice requirements set forth in Section 7.1 of the Credit Agreement and (iii) agrees that any grace periods set forth in Section 7.1 of the Credit Agreement (as applicable) shall be deemed to have expired with respect to the Specified Defaults. Each Loan Party hereby waives any further notice of Default, notice of intent to accelerate, or demand for payment required pursuant to Section 7.1 of the Credit Agreement or otherwise with respect to any Specified Default.

Section 9.                      Remedies Upon Termination Event. Upon the occurrence of a Termination Event, (a) the Forbearance Period will terminate without further act or action by any of the Administrative Agent or the Lender, and (b) the Administrative Agent will be entitled immediately to accelerate the Obligations under the Credit Agreement and the other Loan Documents, institute foreclosure proceedings against the Mortgaged Properties and the other Collateral covered by the Security Documents and to exercise any and all of the Administrative Agent’s and the Lender’s rights and remedies available under the Loan Documents and this Forbearance Agreement, at law, in equity, or otherwise, without further opportunity to cure, demand, presentment, notice of dishonor, notice of Default, notice of intent to accelerate, notice of intent to foreclose, notice of protest or other formalities of any kind, all of which are hereby expressly waived by each Loan Party.

Section 10.                      Effect Upon Credit Agreement; Ratification of Liability; No Waiver.

(a)           Effect Upon Credit Agreement. From and after the Forbearance Agreement Effective Date, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any Loan Document, shall mean the Credit Agreement, as interpreted in accordance with the terms of this Agreement, (ii) the term “Agreement” in the Guarantee and Collateral Agreement, and all references to the Guarantee and Collateral Agreement in any Loan Document, shall mean the Guarantee and Collateral Agreement, as interpreted in accordance with the terms of this Agreement and (iii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Forbearance Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith. This Forbearance Agreement shall not constitute a novation or satisfaction and accord of the Credit Agreement or any other Loan Document.

(b)           Ratification of Liability. Except as modified or waived by this Forbearance Agreement, each Loan Party hereby acknowledges, ratifies, reaffirms, and agrees that each of the Loan Documents, perfected Liens and security interests created thereby in favor of the Administrative Agent in the Mortgaged Properties and the other Collateral covered by the Security Documents, are and will remain in full force and effect and binding on such Loan Party and are enforceable in accordance with their respective terms and applicable law. Each Loan Party acknowledges, ratifies, and reaffirms all of the terms and provisions of the Loan Documents, except as modified or waived herein, which are incorporated by reference as of the Forbearance Agreement Effective Date as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases, indemnifications and waivers of jury trials contained therein. Each Loan Party hereby acknowledges, ratifies and confirms the Credit Agreement, the Security Documents and the other Loan Documents and all of their respective debts and obligations thereunder, except as modified or waived herein. Each Loan Party acknowledges and agrees that in the event the Administrative Agent seeks to take possession of any or all of the Mortgaged Properties or any other Collateral securing any of the Obligations by court process, such Loan Party irrevocably waives, to the fullest extent permitted by law, any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession.

(c)           No Waiver. The descriptions herein of the Specified Defaults are based upon the information provided to the Administrative Agent and the Lender on or prior to the date hereof and shall not be deemed to exclude the existence of any other Defaults or Events of Default. The failure of the Administrative Agent or any Lender to give notice to any Loan Party of any such other Defaults or Events of Default is not intended to be nor shall be a waiver thereof.

Section 11.                      Release; Waiver.

(a)           Release. Each Loan Party (on behalf of itself and its Affiliates) for itself and for its successors in title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under such Loan Party, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent and the Lender in their respective capacities as such under the Loan Documents, and the Administrative Agent’s and the Lender’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom the Administrative Agent, and the Lender or any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals would be liable if such persons or entities were found to be liable to any Releasing Party or any of them (collectively, hereinafter the “Releasees”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, crossclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, rights of setoff and recoupment, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise, including, without limitation, any claims relating to (i) the making or administration of the Loans, including, without limitation, any such claims and defenses based on mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability” theories, (ii) any covenants, agreements, duties or obligations set forth in the Credit Agreement or any other Loan Document, (iii) increased financing costs, interest or other carrying costs, (iv) penalties, (v) lost profits or loss of business opportunity, (vi) legal, accounting and other administrative or professional fees and expenses and incidental, consequential and punitive damages payable to third parties, (vii) damages to business reputation or (viii) to the extent allowed by applicable law, any claims arising under 11 U.S.C. Sections 541 to 550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent, whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Releasees, whether held in a personal or representative capacity, and which are, in each case, based on any act, fact, event or omission or other matter, cause or thing occurring at any time prior to or on the Forbearance Agreement Effective Date in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement, or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”). Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any applicable foreign law or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 11.

(b)           Waiver. Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Loan Party pursuant to Section 11(a) hereof. If any Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(c)           Representation by Counsel. In entering into this Forbearance Agreement, each Loan Party has consulted with and been represented by counsel and expressly disclaims any reliance on any representations, acts or omissions by the Administrative Agent, the Lender or any of the Administrative Agent’s or the Lender’s Affiliates and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 11 shall survive the termination of the Credit Agreement and payment in full of all amounts owing thereunder.

Section 12.                      No Obligation. Each Loan Party hereby acknowledges and understands that upon the expiration or termination of the Forbearance Period, if all the Specified Defaults have not been cured or waived by written agreement in accordance with the Credit Agreement, or if there shall at such time exist a Default or an Event of Default, then the Administrative Agent and the Lender shall have the right to proceed to exercise any or all available rights and remedies, which may include foreclosure on the Mortgaged Properties and the other Collateral covered by the Security Documents and/or institution of legal proceedings. The Administrative Agent and the Lender shall have no obligation whatsoever to extend the maturity of the Obligations, waive any Events of Default or Defaults, defer any payments, or further forbear from exercising its or their rights and remedies. This Forbearance Agreement and the forbearance contemplated hereby shall not be construed as establishing a custom or a course of conduct or dealing among the Lender and the Loan Parties.

Section 13.                      No Implied Waivers. No failure or delay on the part of the Administrative Agent or the Lender in exercising, and no course of dealing with respect to, any right, power or privilege under this Forbearance Agreement, the Credit Agreement, the Security Documents or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Forbearance Agreement, the Credit Agreement, the Security Documents or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 14.                      Successors and Assigns. This Forbearance Agreement shall be binding upon and inure to the benefit of each Party hereto and their respective successors and assigns.

Section 15.                      No Third-Party Beneficiaries. No Person other than the Loan Parties, the Administrative Agent and the Lender, and in the case of Section 11 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Forbearance Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 11 hereof) are hereby expressly disclaimed.

Section 16.                      Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Forbearance Agreement in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Forbearance Agreement or of such provision or obligation in any other jurisdiction.

Section 17.                      Governing Law, Jurisdiction; Waiver of Jury Trial. Section 9.9 of the Credit Agreement applies to this Forbearance Agreement, mutatis mutandis.

Section 18.                      Amendments. The provisions of this Forbearance Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the express prior written consent of the Loan Parties, the Administrative Agent and the Lender.

Section 19.                      Time of Essence. Time is of the essence in the performance of each of the obligations of the Loan Parties hereunder and with respect to all conditions to be satisfied by such parties.

Section 20.                      Further Assurances. Each Loan Party hereby agrees to execute and deliver from time to time such other documents and take such other actions as may be reasonably requested by the Administrative Agent to the extent necessary in order to effectuate the terms hereof.

Section 21.                      Prior Negotiations; Entire Agreement. This Forbearance Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement of the Parties with respect to the subject matter hereof, and supersede all other prior negotiations, understandings or agreements with respect to the subject matter hereof.

Section 22.                      Interpretation. This Forbearance Agreement is the product of negotiations of the Parties and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Forbearance Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

Section 23.                      Counterparts. This Forbearance Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Forbearance Agreement by facsimile transmission or by electronic mail in portable document format (.pdf) shall be effective as delivery of an original executed counterpart of this Forbearance Agreement.

Section 24.                      Section Titles. The section and subsection titles contained in this Forbearance Agreement are included for convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the Borrowers, on the one hand, and Administrative Agent and the Lender, on the other hand. Any reference in this Forbearance Agreement to any “Section” refers, unless the context otherwise indicates, to a section of this Forbearance Agreement.

Section 25.                      No Other Creditor Action. The Administrative Agent’s and the Lender’s obligations to forbear are expressly conditioned upon all other creditors of the Borrowers and the Guarantors (including, without limitation, trade creditors) refraining or otherwise forbearing from exercising remedies or otherwise taking any enforcement action against the Borrowers, any Guarantor or the Mortgaged Properties (including, without limitation, acceleration of indebtedness) during the Forbearance Period. In the event that any such creditor takes any such action, all of the Administrative Agent’s and the Lender’s obligations hereunder shall automatically and immediately terminate without further notice (provided, that, without limitation of this Section 25, the Administrative Agent agrees to give notice of such event to the Borrowers (it being understood that the failure to give such notice will not prevent the operation of this Section 25 and that the Administrative Agent shall have no liability to the Borrowers or its affiliates for the failure to give such notice)) or demand.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Forbearance Agreement as of the day and year first above written.

BORROWERS:

YUMA ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

YUMA EXPLORATION AND PRODUCTION COMPANY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

PYRAMID OIL LLC

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

DAVIS PETROLEUM CORP.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

GUARANTORS:

THE YUMA COMPANIES, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

DAVIS PETROLEUM ACQUISITION CORP.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Interim Chief Executive Officer

YE INVESTMENT LLC, as the Administrative Agent and Lender

By: /s/ Willem Mesdag
Name: Willem Mesdag
Title: Managing Member

Exhibit A

Specified Defaults

1.
The Borrowers’ failure to pay the accrued and unpaid interest on the Loans that was due and payable on December 31, 2018, March 31, 2019 and June 30, 2019.

2.
The Borrowers’ failure to comply with Section 6.1 of the Credit Agreement as of September 30, 2018, December 31, 2018, March 31, 2019 and June 30, 2019.

3.
The Borrowers’ failure to comply with Section 5.10 of the Credit Agreement.

4.
The Borrowers’ failure to comply with Section 6.2 of the Credit Agreement.

5.           The Borrowers’ failure to comply with Section 6.18(a) of the Credit Agreement.

6.           The Borrowers’ failure to comply with Section 5.13(c) of the Credit Agreement.